Exhibit 21.1

No. 112928

CERTIFICATION OF INCORPORATION

ON CHANGE OF NAME

Whereas SINWAKO EXPRESS (H.K.) COMPANY LIMITED_________________

____________________________________________________was incorporated in

Hong Kong as a limited company under the Companies Ordinance on the

__Fourth______ day of _________June_________, 1982;

        And whereas by special resolution of the Company and with the approval of the Registrar of Companies, it has changed its name;

        Now therefore I hereby certify that the Company is a limited incorporated under the name of WAKO EXPRESS (U.K.) CO. LIMITED.__________________

______________________________________________________________

        Given under my hand this Thirtieth_________ day of July______

One Thousand Nine Hundred and Eighty-two.__________________

_____________________________________ for Registrar of Companies, Hong Kong

NO. 112928

CERTIFICATE OF INCORPORATION’

I hereby certify that

SINWAKO EXPRESS (H.K.) COMPANY LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is Limited.

Given under my hand this Fourth day of June

One Thousand Nine Hundred and Eighty — two.

/s/ J. Almedia

for Register of Companies, Hong Kong